Exhibit 99.2

Neustar to Acquire TARGUSinfo

Creates a Real-Time Information and Analytics Leader for Communications, Media and Marketing Industries

STERLING, VA., October 11, 2011 – Neustar, Inc. (NYSE:NSR) and Targus Information Corporation, or TARGUSinfo, today announced that they have entered into a definitive agreement under which Neustar, a global leader in network addressing, routing and policy management, will acquire TARGUSinfo, a leading, independent provider of real-time, on-demand information and analytics services including Caller ID, for approximately $650 million in cash.

TARGUSinfo’s services help its customers identify, verify, score and locate their customers and prospects. It processes over 100 billion transactions per year. The company generated approximately $149 million in revenues for the twelve months ended September 30, 2011, representing 20% year-over-year growth, with an adjusted EBITDA margin of approximately 45%, excluding the impact of expenses associated with a 2010 TARGUSinfo recapitalization event.

“This transaction is a significant and logical step in our growth strategy,” said Lisa Hook, president and chief executive officer of Neustar. “Neustar has long provided communications, media and marketing companies with insights derived from their own data. By combining with TARGUSinfo, we will be able to offer a much more diverse portfolio of services in the real-time information and analytics market.”

Acquiring TARGUSinfo significantly extends Neustar’s position in the $30 billion information services market. The transaction combines TARGUSinfo’s leadership in Caller ID and online information services, such as lead verification and scoring, with Neustar’s strengths in network information services, including address inventory management, network security, and marketing analytics. These capabilities, delivered through a trusted, privacy-controlled environment, will greatly extend Neustar’s ability to provide its customers services based on unique, non-replicable datasets.

The transaction is expected to be at least $0.20 accretive to Neustar’s earnings per share in 2012, excluding the impact of the amortization of intangibles and financing fees. Following completion of the transaction, Neustar will have annual revenues of approximately $750 million generated from a more diversified platform of information and analytics services offered to a wider range of enterprises.

Paul Lalljie, Neustar’s chief financial officer, added, “TARGUSinfo, like Neustar, has delivered recurring and growing revenue with attractive margins over many years. By joining forces, we will be able to accelerate our growth, expand our services to customers and diversify our business while maintaining a flexible and efficient capital structure that will support continued growth and the return of capital to shareholders.”

Creating a Leader in Real-Time Information and Analytics

Both Neustar and TARGUSinfo manage unique, secure databases that allow companies to find, connect and authenticate customers across the Internet and voice networks, whether fixed-line, cable, or mobile. Through this acquisition, Neustar will be in a strong position to leverage its databases, patented processes and predictive analytics to provide value-added decision-making support for activities such as media and advertising, e-commerce and risk management for current and new customers.

TARGUSinfo’s capabilities are a natural extension to Neustar’s businesses, which include:

•	Managing global telephone number and IP address databases, seamlessly connecting communications service providers’ customers around the world;

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Providing Domain Name System (DNS), geolocation and website performance monitoring solutions for the Internet, as well as managing the registries for the .us, .biz and .co domains, among many others; and

•	Serving as the neutral coordinator to the world’s leading media companies, enabling consumers to access movies, TV shows and other cloud-based digital content on any device.

Ms. Hook continued, “With TARGUSinfo, we are gaining a highly complementary and profitable set of services and a trusted partner with similar values. Given TARGUSinfo’s compatible business, Northern Virginia location, and the fact that we have known the company for many years, this is a compelling fit for Neustar. As such, we are confident that this transaction will generate significant benefits for shareholders and customers.”

“We are pleased to become part of the Neustar family, a fast-moving, innovative and well-managed industry leader,” said George Moore, president and chief executive officer of TARGUSinfo. “Given how well our two companies know each other and the compatible cultures, we are confident that the strengths of both platforms will be preserved and that the two companies will be smoothly integrated.”

Recurring Revenues, High Margins, and More Efficient Capital Structure

For the twelve months ended September 30, 2011, the companies’ combined revenues were $732 million, and their adjusted EBITDA margin was 45%.

Neustar expects to fund the acquisition with a combination of cash on hand and $600 million in committed financing.

The Board of Directors authorized the company to repurchase up to $250 million of its Class A common shares on an accelerated basis. This share repurchase program is in addition to the $300 million share repurchase program that Neustar announced in July 2010.

The use of debt to fund the transaction and the repurchase of shares will result in a more efficient capital structure and increased shareholder value.

The TARGUSinfo transaction is expected to close in the fourth quarter pending Hart-Scott-Rodino approval.

Additional Information

Morgan Stanley and Wells Fargo Securities served as financial advisors, respectively, for Neustar and TARGUSinfo. Allen & Company, LLC also provided financial advice to Neustar.

Conference Call

Neustar will conduct an investor conference call to discuss this announcement today at 4:50 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the Company’s website (www.neustar.biz). Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software.

The conference call is also accessible via telephone by dialing (866) 510-0707 (international callers dial (617) 597-5376) and entering PIN 85338644. For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Tuesday, October 18, 2011 by dialing (888) 286-8010 (international callers dial (617) 801-6888) and entering replay PIN 57755227, or by going to the Investor Relations tab of the Company’s website (www.neustar.biz).

Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

Reconciliation of Non-GAAP Financial Measures

In this press release and in other public statements, Neustar presents certain non-GAAP financial data for Neustar, TARGUSinfo and the combined company. To place this data in an appropriate context, the following is a reconciliation of income from continuing operations to adjusted EBITDA from continuing operations excluding discretionary compensation associated with a 2010 TARGUSinfo recapitalization event during the year ended December 31, 2010 and for the last twelve months ended September 30, 2011.

The reconciliation allows investors to appropriately consider each non-GAAP financial measure. These non-GAAP financial measures, however, should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these measures enhance investors’ understanding of the Company’s financial performance and the comparability of the Company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Reconciliation to adjusted EBITDA from continuing operations

	Year Ended December 31, 2010			Last Twelve Months Ended September 30, 2011
	Neustar (1)	TARGUSinfo (2)	Combined Company(3)	Neustar	TARGUSinfo	Combined Company(3)
	(dollars in thousands)
	(unaudited)
Revenue	$520,866	$130,431	$651,297	$583,137	$149,302	$732,439

Income from continuing operations	$124,028	$24,569	$148,597	$136,212	$26,452	$162,664
Add: Depreciation and amortization	32,861	4,039	36,900	38,054	3,894	41,948
Add: Other expense (income)	(587)	(118)	(705)	(230)	10,527	10,297
Add: Provision for income taxes, continuing operations	82,282	15,120	97,402	85,772	15,846	101,618

EBITDA from continuing operations	238,584	43,610	282,194	259,808	56,719	316,527
Add: Discretionary compensation	—	10,747	10,747	—	10,747	10,747

Adjusted EBITDA from continuing operations	$238,584 (4)	$54,357	$292,941	$259,808 (4)	$67,466	$327,274

Adjusted EBITDA margin (5)	46%	42%	45%	45%	45%	45%

(1)	The amounts expressed in this column are derived from Neustar’s audited consolidated financial statements for the year ended December 31, 2010. Results related to Neustar’s Converged Messaging Services business for prior periods have been reclassified to discontinued operations.
(2)	The amounts expressed in this column are derived from Targus Information Corporation’s audited consolidated financial statements for the year ended December 31, 2010.
(3)	The amounts expressed in this column do not reflect pro forma purchase accounting adjustments required to present the acquisition as of the beginning of each respective period.
(4)	Includes management transition costs of $6.0 million for restructuring and severance costs.
(5)	EBITDA margin is a measure of EBITDA from continuing operations as a percentage of total revenue.

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About Neustar

Neustar, Inc. (NYSE: NSR) provides market-leading, innovative solutions and directory services that enable trusted communication across networks, applications, and enterprises around the world. Visit Neustar online at www.neustar.biz.

About TARGUSinfo

TARGUSinfo is a trusted information services company headquartered in Vienna, VA, that delivers for businesses authoritative, up-to-date and real-time insight for customer and prospect-initiated transactions — over the phone, on the Web or at the point of sale. TARGUSinfo’s proprietary data and analytic solutions enables accurate identification, verification, scoring and location of prospects and customers of leading brands and enterprises around the country.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Neustar, Inc.’s proposed acquisition of TARGUSinfo, including, without limitation, benefits and synergies of the proposed transaction and Neustar’s expectations regarding the proposed transaction’s effects on its GAAP and non–GAAP results, and any other statements regarding future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. Among the important factors that could cause future events or results to vary from those addressed in the forward–looking statements include without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits of the transaction; general economic conditions in the regions and industries in which Neustar and TARGUSinfo operate; and regulatory matters involving antitrust and other issues that could affect the closing of the transaction. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent periodic reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.

Neustar Investor Relations Contact

Dave Angelicchio

(571) 434-3443

InvestorRelations@neustar.biz

Neustar Media Relations Contact

Allen Goldberg

(571) 434-5520

allen.goldberg@neustar.biz

TARGUSinfo Media Relations Contact

Andrea Calise / Lyndsey Estin

Kekst and Company

(212) 521-4800

Andrea-calise@kekst.com

Lyndsey-estin@kekst.com